United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE

ACT OF 1934

Date of report (Date of earliest event reported): October 11, 2007

ALLOY, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-26023	04-3310676
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

151 West 26th Street, 11th Floor

New York, NY 10001

(Address of principal executive offices)

Registrant’s telephone number, including area code: (212) 244-4307

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.03	AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

(a) On October 11, 2007, in response to new NASDAQ listing requirements that mandate that all NASDAQ-listed companies become eligible to participate in the “Direct Registration System” for their outstanding securities, the Board of Directors of Alloy, Inc. (“Alloy”) adopted certain amendments to Article V of Alloy’s Restated Bylaws (the “Bylaws”) to clarify that Alloy’s outstanding securities may exist in certificated or uncertificated form. The Board of Directors also adopted an amendment to Section 3 of Article II of the Bylaws to provide that a director may be removed from office at any time only for cause and only by the affirmative vote of the holders of at least seventy percent (70%), as opposed to a majority, of the outstanding shares of the Company entitled to vote at an election of directors, voting together as a single class. In addition, the Board of Directors adopted certain amendments to other sections of the Bylaws. A clean copy of the Bylaws, reflecting the amendments adopted by the Board of Directors, is attached hereto as Exhibit 3.1(a).

(b) Not applicable.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

3.1(a)	Amended and Restated Bylaws of Alloy, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLOY, INC.

Date: October 17, 2007	/s/ Matthew C. Diamond
Matthew C. Diamond
Chairman of the Board and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

(d)	Exhibits.

3.1(a)	Amended and Restated Bylaws of Alloy, Inc.